UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 31, 2020

Carnival Corporation	Carnival plc
(Exact name of registrant as specified in its charter)	(Exact name of registrant as specified in its charter)

Republic of Panama	England and Wales
(State or other jurisdiction of incorporation)	(State or other jurisdiction of incorporation)

001-9610	001-15136
(Commission File Number)	(Commission File Number)

59-1562976	98-0357772
(IRS Employer Identification No.)	(IRS Employer Identification No.)

3655 N.W. 87th Avenue Miami, Florida 33178-2428	Carnival House, 100 Harbour Parade Southampton SO15 1ST, United Kingdom
(Address of principal executive offices) (Zip Code)	(Address of principal executive offices) (Zip Code)

(305) 599-2600	011 44 23 8065 5000
(Registrant’s telephone number, including area code)	(Registrant’s telephone number, including area code)

None	None
(Former name or former address, if changed since last report.)	(Former name, former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CCL	New York Stock Exchange, Inc.
Ordinary Shares each represented by American Depository Shares ($1.66 par value) Special Voting Share, GBP 1.00 par value and Trust Shares of beneficial interest in the P&O Princess Special Voting Trust
	CUK	New York Stock Exchange, Inc.
1.625% Senior Notes due 2021	CCL21	New York Stock Exchange LLC
1.875% Senior Notes due 2022	CUK22	New York Stock Exchange LLC
1.000% Senior Notes due 2029	CUK29	New York Stock Exchange LLC

Indicate by check mark whether the registrants are emerging growth companies as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2) of this chapter).

Emerging growth companies ☐

If emerging growth companies, indicate by check mark if the registrants have elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 – Registrant’s Business and Operations.

Item 1.01 Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 (Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant) is hereby incorporated by reference into this Item 1.01.

Section 2 – Financial Information.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On December 31, 2020, Carnival Corporation, Carnival plc and certain of their subsidiaries entered into an Amendment Agreement (the “Amendment Agreement”) to the multicurrency revolving credit agreement (the “Facility Agreement”), originally dated May 18, 2011, as amended and restated most recently on August 6, 2019, among Carnival Corporation, Carnival plc, certain of their subsidiaries, the lenders party thereto and Bank of America Europe Designated Activity Company (formerly known as Bank of America Merrill Lynch International Designated Activity Company) as facilities agent. The Facility Agreement was filed with the Quarterly Report on Form 10-Q for the quarter ended August 31, 2019.

Among other things, the Amendment Agreement:

•increases the ratio of debt to capitalization from the testing date on November 30, 2021 to February 28, 2024 (Clause 26.3 of the Facility Agreement as amended by the Amendment Agreement (the “Amended Facility Agreement”)), expanding the limit of the debt to capitalization ratio;
•introduces new financial covenants: a minimum liquidity covenant from the testing date on February 28, 2021 to November 30, 2022 (Clause 26.5 of the Amended Facility Agreement), and a minimum interest coverage covenant from the testing date on February 28, 2023, for the remainder of the term of the Facility Agreement (Clause 26.4 of the Amended Facility Agreement);
•restricts the grant of guarantees in respect to certain outstanding debt until November 30, 2024 unless the entity granting the guarantee was already an obligor or guarantor of such debt (Clause 27.8 of the Amended Facility Agreement), and the incurrence of security interests on certain vessels to secure certain outstanding debt until November 30, 2024 (Clause 27.9 of the Amended Facility Agreement); and
•requires Carnival Corporation, Carnival plc and their restricted subsidiaries to adhere to certain negative covenants and restrictions until November 30, 2024, including, but not limited to, limitations on indebtedness, liens, investments and restricted payments (subject to certain permitted exceptions), which are substantially consistent with those contained in the indenture governing the Carnival Corporation 5.625% Senior Unsecured Notes due 2026 (Clause 27.11 of the Amended Facility Agreement).

The Amendment Agreement also provides that during the remainder of the term of the Facility Agreement EURIBOR and LIBOR shall be deemed to have a 0% floor.

Some of the lenders under the Facility Agreement and their affiliates have various relationships with Carnival Corporation, Carnival plc and certain of their subsidiaries involving the provision of financial services, including cash management and investment banking services. In addition, Carnival Corporation and Carnival plc have entered into other loan arrangements as well as certain derivative arrangements with certain of the lenders and their affiliates.

The foregoing description of the Amendment Agreement does not purport to be complete and is qualified in its entirety by reference to the Amendment Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
10.1
Amendment Agreement dated December 31, 2020 to the Amendment and Restatement Agreement dated August 6, 2019 in respect of the Multicurrency Revolving Facilities Agreement originally dated May 18, 2011, as amended and restated on August 6, 2019, among Carnival Corporation, Carnival plc and certain of Carnival Corporation and Carnival plc subsidiaries, Bank of America Europe Designated Activity Company as facilities agent and a syndicate of financial institutions.

104	Exhibit 104 Cover page from this Current Report on Form 8-K, formatted in Inline XBRL (included as Exhibit 101).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARNIVAL CORPORATION		CARNIVAL PLC

By:	/s/ David Bernstein	By:	/s/ David Bernstein
Name:	David Bernstein	Name:	David Bernstein
Title:	Chief Financial Officer and Chief Accounting Officer	Title:	Chief Financial Officer and Chief Accounting Officer

Date:	January 6, 2021	Date:	January 6, 2021